Exhibit 5.1

October 3, 2014

New Source Energy Partners L.P.

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

We have acted as counsel for New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance and sale from time to time by the Partnership of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $50,000,000 (the “Units”), pursuant to that certain Equity Distribution Agreement, dated October 3, 2014 (the “Equity Distribution Agreement”), relating to the offering and sale of the Units by and among the Partnership, New Source Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and BMO Capital Markets Corp.

In connection with the rendering of the opinions hereinafter set forth, we have examined (i) the Registration Statement on Form S-3 (Registration No. 333-195129) with respect to the Units being offered by the Partnership (the “Registration Statement”); (ii) the prospectus included in the Registration Statement dated April 21, 2014 (the “Base Prospectus”); (iii) the prospectus supplement to said Base Prospectus dated October 3, 2014 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”); (iv) the First Amended and Restated Agreement of Limited Partnership of the Partnership, and all amendments to date thereto (collectively, the “Partnership Agreement”); (v) the Equity Distribution Agreement; (vi) resolutions of the Board of Directors of the General Partner; and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective, and all Units will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Units, when issued and delivered in accordance with the terms of the Equity Distribution Agreement and upon payment of the consideration therefor provided for therein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and except as described in the Registration Statement and the Prospectus).

The foregoing opinion is limited to the Delaware LP Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.